Exhibit 99.1

AMERICAN NATURAL ENERGY CORPORATION
7030 South Yale, Suite 404
Tulsa, Oklahoma 74136
Tel: 918-481-1440 Fax: 918-481-1473

American Natural Energy Corporation Announces Record Date of Common Shares
Subscription Rights Offering

Tulsa, Oklahoma, July 15, 2004. American Natural Energy Corporation (“ANEC”) (TSX Venture:ANR.U) has received regulatory approval from Canadian regulatory authorities for its previously announced rights offering of its shares of common stock to its stockholders pursuant to transferable rights. In addition, a registration statement relating to the rights offering filed under the U.S. Securities Act of 1933, as amended, was declared effective by the U.S. Securities and Exchange Commission on July 14, 2004. The subscription rights provide for holders of shares of ANEC common stock as of a record date of July 27, 2004 to receive the right to buy one share of stock, at US$0.24 per share, for each four shares owned as of the record date. An aggregate of 6,941,414 shares are being offered pursuant to the rights offering.

Commencing on July 23, 2004, ANEC’s common stock will trade ex-rights on the TSX Venture Exchange and the transferable subscription rights will commence trading on that date on the TSX Venture Exchange under the symbol ANR.RT.U. On or about July 28, 2004, the rights offering Circular and Prospectus dated July 14, 2004 will be mailed to holders of record on July 27, 2004. Unless extended, the rights offering will expire on August 20, 2004, however, in no event will the rights offering be extended beyond September 10, 2004.

The rights offering, if fully subscribed, will raise approximately US$1.6 million of additional equity for ANEC and the net proceeds are intended to be used for ANEC’s drilling activities, including the re-drill of the ExxonMobil Fee No. 2 well, in its ExxonMobil joint development project in Bayou Couba, St. Charles Parish, Louisiana.

Subscribing shareholders will also have over-subscription rights for any rights not exercised by shareholders. If at least 85% of the shares offered are sold, Michael Paulk, CEO and a director of ANEC, and Steven Ensz, CFO and a director of ANEC, have agreed to purchase at the subscription price of US$0.24 such number of remaining shares offered as may be required to sell the entire subscription offering.

ANEC is a Tulsa, Oklahoma based independent exploration and production company with operations in St. Charles Parish, Louisiana. For further information please contact Michael Paulk, CEO at 918-481-1440 or Steven P. Ensz, CFO at 281-367-5588.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

This press release does not constitute an offering of securities for sale in any jurisdiction. The offering is made only pursuant to the Prospectus dated July 14, 2004. The offering will not be made in any jurisdiction wherein such offering would be unlawful.

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of ANEC, its directors, or its officers with respect to the future business, well drilling and operating activities and performance of ANEC and the success of ANEC’s rights offering and the number of shares sold in such rights offering. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or the outcome of the rights offering and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, among others, the levels of and fluctuations in the prices for natural gas and oil and the demand for those commodities and the outcome of ANEC’s development and exploration activities, including the success of its current and proposed well drilling activities. Important additional factors that could cause such differences are described in ANEC’s periodic reports and other filings made with the Securities and Exchange Commission and may be viewed at the Commission’s Website at http://www.sec.gov.